EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2706) of AlphaSmart, Inc., of our report dated February 21, 2005, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 15, 2005